UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Class A Distributions

On May 5, 2016, the board of directors (the “Board”) of Carter Validus Mission Critical REIT II, Inc. (the “Company”) approved and authorized a daily distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on June 1, 2016 and ending August 31, 2016. The distributions for June 2016, July 2016 and August 2016 will be calculated based on 366 days in the calendar year and will be equal to $0.001748634 per share of Class A common stock, which is equal to an annualized rate of 6.4%, assuming a purchase price of $10.00 per share of Class A common stock. The distributions for each record date in June 2016, July 2016 and August 2016 will be paid in July 2016, August 2016 and September 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Class T Distributions

On May 5, 2016, the Board approved and authorized a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on June 1, 2016 and ending August 31, 2016. The distributions for June 2016, July 2016 and August 2016 will be calculated based on 366 days in the calendar year and will be equal to $0.001487402 per share of Class T common stock, which is equal to an annualized rate of 5.68%, assuming a purchase price of $9.574 per share of Class T common stock. The distributions for each record date in June 2016, July 2016 and August 2016 will be paid in July 2016, August 2016 and September 2016, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Renewal of Advisory Agreement

On May 5, 2016, the Company, along with Carter Validus Operating Partnership II, LP (the “Operating Partnership”) and Carter Validus Advisors II, LLC (the “Advisor”), executed a mutual consent to renew the Amended and Restated Advisory Agreement (as amended and renewed, the “Advisory Agreement”), by and among the Company, the Operating Partnership and the Advisor, dated June 10, 2014. As a result of the renewal, the Advisory Agreement was extended through June 9, 2017.

The material terms of the Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement filed with the SEC on June 12, 2014, and incorporated herein by reference.

Renewal of Management Agreement

On May 5, 2016, the Company, along with the Operating Partnership and Carter Validus Real Estate Management Services II, LLC (the “Property Manager”), executed a mutual consent to renew the Management Agreement (as amended and renewed, the “Management Agreement”), by and among the Company, the Operating Partnership and the Property Manager, dated May 19, 2014, as amended by that certain First Amendment to the Management Agreement, effective as of May 7, 2015 (the “First Amendment”). As a result of the renewal, the Management Agreement was extended through May 18, 2017.

The material terms of the Management Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.3 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement filed with the SEC on May 20, 2014, and incorporated herein by reference. In addition, the material terms of the First Amendment are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2015, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.
Dated: May 9, 2016	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer